UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado	80127-6312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-830-9000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) John Labate resigned from his position as Senior Vice President and Chief Financial Officer of Golden Star Resources Ltd. (the “Company”) effective January 31, 2012.

(c) Effective January 31, 2012, Roger Palmer, age 61, was appointed Vice President and Chief Financial Officer of the Company. Mr. Palmer has served the Company as Controller since July 2000, Vice President of Finance since May 2005 and as Interim Chief Financial Officer from January 2008 through August 2008. Mr. Palmer has over 30 years experience in the mining business including experience as an exploration geologist, as a mining engineer at a large scale underground operation, and as a corporate controller for various publicly traded mining companies. Prior to joining the Company, Mr. Palmer served as Director of Corporate Finance for Getchell Gold.

The Company, through its wholly owned subsidiary, Golden Star Management Services Company, entered into an employment agreement (the “Agreement”) with Mr. Palmer as of January 31, 2012. The Agreement provides for employment for a term of three years from the Effective Date and an annual base salary of US$250,000, as may be increased from time to time during the term of the Agreement. Mr. Palmer is entitled to participate in the Company’s Third Amended and Restated 1997 Stock Option Plan, the Executive Management Performance Bonus Plan (“Bonus Plan”) and benefit and deferred compensation plans generally available to executive officers of the Company from time to time. Mr. Palmer’s target bonus under the Bonus Plan is 60% of his annual base salary.

Mr. Palmer is entitled to payments upon certain termination of employment events as described in the Agreement. Mr. Palmer is entitled to a lump sum payment upon a termination of employment by the Company without cause or upon a termination by Mr. Palmer in the event of a material breach of the Agreement by the Company, subject to limitation in certain circumstances, in the amount of Mr. Palmer’s accrued compensation plus an amount equal to 1.0 times the sum of (a) Mr. Palmer’s then current base salary, (b) the average of the target bonus for Mr. Palmer for the current calendar year and the bonus paid to Mr. Palmer for the previous year, (c) the amount of the Company contributions to Mr. Palmer’s 401(k) account for the most recent plan year before the termination date, and (d) the amount paid by the Company for welfare benefits on behalf of Mr. Palmer for the most recent year, with (a) through (d) referred to herein as the “Severance Compensation.”

Mr. Palmer is also entitled to a lump sum payment in the event of a termination upon a “change in control,” as defined in the Agreement, subject to limitation in certain circumstances, in the amount of his accrued compensation plus an amount equal to (i) two times the sum of the Severance Compensation plus (ii) a pro rata portion of Mr. Palmer’s target bonus for the current calendar year.

The foregoing summary of the material terms of the Agreement is by its nature incomplete. For further information regarding the terms and conditions of the Agreement, please refer to the Agreement which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Golden Star Management Services Company and Roger Palmer, dated as of January 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2012

Golden Star Resources Ltd.

By:	/s/ Roger Palmer
Roger Palmer
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Golden Star Management Services Company and Roger Palmer, dated as of January 31, 2012